EXHIBIT 32.1

Certification  Pursuant to 18 U.S.C. ss.1350, as Adopted Pursuant to Section 906
                       of the Sarbanes-Oxley Act of 2002


          In connection with the Quarterly Report of Swordfish Financial, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities listed below, hereby certifies, pursuant to 18U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                           Swordfish Financial, Inc.

Date: March 5, 2010                        By: /s/ Michael Alexander
                                               ---------------------------------
                                           Michael Alexander
                                           Chief Executive Officer and President
                                           (principal executive officer)

Date: March 5, 2010                        By: /s/ Randy Moseley
                                               ---------------------------------
                                           Randy Moseley
                                           Chief Financial Officer
                                           (principal financial officer)


          A signed original of this written statement required by Section 906 has been provided to Swordfish Financial, Inc. and will be retained by Swordfish Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.